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                                   EXHIBIT 99

                            [MEDIA INFORMATION LOGO]

         MERCHANTS GROUP, INC., 250 MAIN STREET, BUFFALO, NEW YORK 14202

FOR IMMEDIATE RELEASE
Contact: Kenneth J. Wilson
Telephone: (716) 849-3101


                               *** MERCHANTS GROUP
                      DECLARES QUARTERLY CASH DIVIDEND ***


         BUFFALO, N.Y., January 27, 2005 -- MERCHANTS GROUP, INC. (AMEX-MGP) announced that its Board of Directors declared its regular quarterly cash dividend on its common stock of $.10 per share, payable March 2, 2005 to stockholders of record as of the close of business on February 15, 2005.

         Merchants Group, Inc. through its wholly-owned subsidiary, Merchants Insurance Company of New Hampshire, Inc., offers property and casualty insurance through independent agents to preferred risk individuals and businesses in the Northeast United States. The Company is headquartered in Buffalo, New York.


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Merchants Group, Inc. through its wholly owned subsidiary, Merchants Insurance
Company of New Hampshire, Inc., provides property and casualty insurance services to businesses and individuals throughout the northeastern and mid-atlantic United States.
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